Exhibit 2.1

AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of September 30, 2013 and effective as of the date on which all third party consents required under each of the Consent and Acknowledgement Agreements set forth on Exhibit A attached hereto (the “Amendment Effective Date”), is entered into by and among CB-Campus Crest, LLC, a Delaware limited liability company (“CB-Campus Crest”), CB-Campus Crest PA, LLC, a Delaware limited liability company (“CB-Campus Crest PA”), Campus Crest Communities, Inc., a Maryland corporation (“CCG”), Copper Beech Townhome Communities, LLC, a Delaware limited liability company (“CBTC”), Copper Beech Townhome Communities (PA), LLC, a Delaware limited liability company (“CBTC PA” and, together with CB-Campus Crest, CB-Campus Crest PA and CCG, the “Buyer Parties”) and the entities and individuals listed on the signature pages hereto under the heading “Sellers” (collectively, the “Sellers”).

WHEREAS, the Buyer Parties and the Sellers have entered into that certain Purchase and Sale Agreement dated as of February 26, 2013 (the “Purchase Agreement”);

WHEREAS, the Buyer Parties and the Sellers desire to amend the Purchase Agreement in the manner set forth in this Amendment all in accordance with the terms and conditions of the Purchase Agreement;

NOW, THEREFORE, pursuant to Section 9.8 of the Purchase Agreement and in consideration of the foregoing and the mutual covenants and agreements contained in the Purchase Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows

Section 1. Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Purchase Agreement.

Section 2. Amendment to Article II. Article II of the Purchase Agreement is hereby amended to add the following Sections 2.16 and 2.17.

“2.16 Transfer of Transferred Entity Equity Interests.

(a) No later than five (5) Business Days following the Amendment Effective Date (the “Transfer Date”), (i) CBTC shall assign and transfer to the Sellers, free and clear of any and all Liens, and the Sellers shall acquire from CBTC, all of CBTC’s right, title and interest in all of the membership interests (the “Non-Pennsylvania Transferred Entity Equity Interests”) in each of the Copper Beech Entities set forth on Exhibit B-3 attached hereto (the “Non-Pennsylvania Transferred Entities”) held by CBTC, and (ii) CBTC PA shall assign and transfer to the Sellers, free and clear of any and all Liens, and the Sellers shall acquire from CBTC PA, all of CBTC PA’s right, title and interest in all of the membership interests (the “CBTC 6 Equity Interests” and, together with the Non-Pennsylvania Transferred Entities Equity Interests, the “Transferred Entity Equity Interests”) in Copper Beech Townhome Communities Six, LLC (“CBTC Six” and together with the Non-Pennsylvania Transferred Entities, the “Transferred Entities”) held by CBTC PA.

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(b) On the Transfer Date, each of the Sellers shall (i) sell, assign and transfer to CBTC, free and clear of any and all Liens, and CBTC shall acquire from each Seller, such Seller’s right, title and interest in a number of membership interests in each of the Non-Pennsylvania Copper Beech Entities set forth on Exhibit B-4A attached hereto (the “Non-Pennsylvania Acquired Entities”), such that following the Transfer Date CBTC shall hold a sixty-seven percent (67%) interest in each of the Non-Pennsylvania Acquired Entities, and (ii) sell, assign and transfer to CBTC PA, free and clear of any and all Liens, and CBTC shall acquire from each Seller, such Seller’s right, title and interest in a number of membership interests in each of the Pennsylvania Copper Beech Entities set forth on Exhibit B-4B attached hereto (the “Pennsylvania Acquired Entities” and, together with the Non-Pennsylvania Acquired Entities, the “Acquired Entities”), such that following the Transfer Date CBTC PA shall hold a sixty-seven percent (67%) interest in each of the Pennsylvania Acquired Entities.

(c) No later than September 30, 2013, the Buyer Parties shall pay to the Sellers (i) an amount in cash equal to Sixteen Million Two Hundred Thousand Dollars ($16,200,000) as consideration for the additional interests acquired in the Acquired Entities pursuant to Section 2.16(b) above, and (ii) an amount in cash equal to Four Million Dollars ($4,000,000) as consideration for entering into this Amendment.

2.17 Option to Acquire Subsidiary Equity Interests in Deferred Entities.

(a) First Deferred Purchase Options.

(i) Each of the Sellers hereby grants to CBTC the option to acquire and purchase from each Seller eighteen percent (18%) of such Seller’s right, title and interest in the membership interests in each of the Copper Beech Entities set forth on Exhibit B-5 attached hereto under the heading Non-Pennsylvania Deferred Entities (the “Non-Pennsylvania Deferred Entities”) and thirty-three percent (33%) of such Seller’s right, title and interest in any distributions of operating cash flow of each of the Non-Pennsylvania Deferred Entities (the “First Non-Pennsylvania Deferred Entities Purchase Option”).

(ii) Each of the Sellers hereby grants to CBTC PA the option to acquire and purchase from each Seller eighteen percent (18%) of such Seller’s right, title and interest in the membership interests in the Copper Beech Entity set forth on Exhibit B-5 attached hereto under the heading Pennsylvania Deferred Entity (the “Pennsylvania Deferred Entity” and, together with the Non-Pennsylvania Deferred Entities, the “Deferred Entities”) and thirty-three percent (33%) of such Seller’s right, title and interest in any distributions of operating cash flow of the Pennsylvania Deferred Entity (the “First Pennsylvania Deferred Entity Purchase Option” and, together with the First Non-Pennsylvania Deferred Entities Purchase Option, the “First Deferred Purchase Options”).

(iii) Each of the First Deferred Purchase Options shall be exercisable by CBTC and CBTC PA, as applicable, by giving notice to the Sellers’ Representative, on or after the date twelve (12) months after the Initial Closing Date, but in no event later than August 18, 2014 (such date, the “First Deferred Purchase Option Exercise Date”); provided, however, that neither CBTC nor CBTC PA shall be entitled to exercise either of the First Deferred Purchase Options unless both the CBTC First Purchase Option and the CBTC PA First Purchase Option shall have been exercised by CBTC Buyer and CBTC PA Buyer, respectively.

(iv) Within five (5) Business Days of the First Deferred Purchase Option Exercise Date (the “First Deferred Closing Date”), (i) the Buyer Parties shall pay to the Sellers an amount in cash equal to Sixteen Million Nine Hundred Thousand Dollars ($16,900,000) as consideration for the interests to be acquired in the Deferred Entities and (ii) the Sellers shall deliver or cause the Sellers’ Representative to deliver, as applicable, to the Buyer Parties all of the deliverables required to be delivered pursuant to Section 2.9 of the Agreement, as if the Deferred Closing Date were a “Subsequent Closing Date.”

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(b) Second Deferred Purchase Options.

(i) Each of the Sellers hereby grants to CBTC the option to increase its Participating Percentage in each of the Non-Pennsylvania Deferred Entities by seventy and nine-tenths percent (70.9%) (resulting in an aggregate Participating Percentage of eighty-eight and nine-tenths percent (88.9%) on the terms and conditions set forth in this Section 2.17(b) (the “Second Non-Pennsylvania Deferred Entities Purchase Option”).

(ii) Each of the Sellers hereby grants to CBTC the option to increase its Participating Percentage in the Pennsylvania Deferred Entity by seventy and nine-tenths percent (70.9%) (resulting in an aggregate Participating Percentage of eighty-eight and nine-tenths percent (88.9%) on the terms and conditions set forth in this Section 2.17(b) (the “Second Pennsylvania Deferred Entity Deferred Purchase Option” and, together with the Second Non-Pennsylvania Deferred Entities Purchase Option, the “Second Deferred Purchase Options).

(iii) Each of the Second Deferred Purchase Options shall be exercisable by CBTC and CBTC PA, as applicable, by giving notice to the Sellers’ Representative, on or promptly after the date twenty-four (24) months after the Initial Closing Date, but in no event later than the date twenty-six (26) months after the Initial Closing Date (such date, the “Second Deferred Purchase Option Exercise Date”); provided, however, that neither CBTC nor CBTC PA shall be entitled to exercise either of the Second Deferred Purchase Options unless both the CBTC Second Purchase Option and the CBTC PA Second Purchase Option shall have been exercised by CBTC Buyer and CBTC PA Buyer, respectively.

(iv) Within five (5) Business Days of the Second Deferred Purchase Option Exercise Date, the Buyer Parties shall make an aggregate capital contribution of Ten Million Seven Hundred Thousand Dollars ($10,700,000) to each of the Deferred Entities in exchange for the issuance by the applicable Deferred Entity of a number of units representing membership interests in such Deferred Entity with a Participating Percentage equal to seventy and nine-tenths percent (70.9%) (determined prior to the issuance of such membership interests).

(v) Immediately following the receipt of the capital contribution from the Buyer Parties, the applicable Deferred Entity shall redeem from the members of such Deferred Entity other than CBTC or CBTC PA, as applicable, an aggregate number of membership interests in such Deferred Entity equal to the number of units representing membership interests in such Deferred Entity issued to CBTC or CBTC PA, as applicable, in exchange for its capital contribution, which units representing such membership interests shall be redeemed from the members of the Deferred Entities ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of Ten Million Seven Hundred Thousand Dollars ($10,700,000). Any fractional units representing membership interests resulting from such redemption shall be rounded down to the nearest whole unit representing membership interests.

Section 3. Amendment to Section 2.12. Section 2.12 of the Purchase Agreement is hereby deleted in its entirety and amended to read as follows:

“2.12 Option to Purchase Additional Interests. The Parties hereby agree that the Amended and Restated Holding Company Operating Agreements shall contain the following provisions relating to the Purchase Options:

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(a) Amended and Restated Holding Company Operating Agreement of CBTC:

(i) CBTC First Purchase Option. CBTC hereby grants to CBTC Buyer the option to increase its Participating Percentage in CBTC by eighteen percent (18%) (resulting in an aggregate Participating Percentage of eighty-five percent (85%)) on the terms and conditions set forth in this Section 2.12(a)(i) (the “CBTC First Purchase Option”).

(A) The CBTC First Purchase Option shall be exercisable by CBTC Buyer by giving notice to CBTC, with a copy to all of the other members of CBTC, on or after the date twelve (12) months after the Initial Closing Date, but in no event later than August 18, 2014. The Buyer Parties hereby agree that, in the event CBTC Buyer exercises the CBTC First Purchase Option, CBTC shall be required to exercise the Non-Pennsylvania Deferred Entities Purchase Option in accordance with Section 2.17 of the Agreement.

(B) Within fifteen (15) days after exercise of the CBTC First Purchase Option, (A), CBTC Buyer shall make an aggregate capital contribution of Sixty Eight Million Six Hundred Thousand Dollars ($68,600,000) to CBTC in exchange for the issuance by CBTC of a number of units representing CBTC Membership Interests with a Participating Percentage equal to eighteen percent (18%) (determined prior to the issuance of such CBTC Membership Interests).

(C) Immediately following the receipt of the capital contribution from CBTC Buyer, CBTC shall redeem from the members of CBTC other than CBTC Buyer an aggregate number of CBTC Membership Interests equal to the number of CBTC Membership Interests issued to CBTC Buyer in exchange for its capital contribution, which CBTC Membership Interests shall be redeemed from the members of CBTC ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of Sixty Eight Million Six Hundred Thousand Dollars ($68,600,000). Any fractional CBTC Membership Interests resulting from such redemption shall be rounded down to the nearest whole CBTC Membership Interest.

(D) Concurrently with the exercise of the CBTC First Purchase Option, CBTC Buyer shall, at the option of the Managers of CBTC, contribute to escrow a cash amount equal to Fourteen Million Five Hundred Thousand Dollars ($14,500,000) for the repayment of property-level indebtedness of CBTC’s Subsidiaries that matures in 2014.

(ii) CBTC Second Purchase Option. CBTC hereby grants to CBTC Buyer the option to increase its Participating Percentage in CBTC by three and nine-tenths percent (3.9%) (resulting in an aggregate Participating Percentage of eighty-eight and nine-tenths percent (88.9%)) on the terms and conditions set forth in this Section 2.12(a)(ii) (the “CBTC Second Purchase Option”).

(A) The CBTC Second Purchase Option shall be exercisable by CBTC Buyer by giving notice to CBTC, with a copy to all of the other members of CBTC, on or promptly after the date twenty-four (24) months after the Initial Closing Date, but in no event later than the date twenty-six (26) months after the Initial Closing Date.

(B) Within fifteen (15) days after exercise of the CBTC Second Purchase Option, CBTC Buyer shall make an aggregate capital contribution of Sixty Six Million Dollars ($66,000,000) to CBTC in exchange for the issuance by CBTC of a number of units representing CBTC Membership Interests with a Participating Percentage equal to three and nine-tenths percent (3.9%) (determined prior to the issuance of such CBTC Membership Interests).

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(C) Immediately following the receipt of the capital contribution from CBTC Buyer, CBTC shall redeem from the members of CBTC other than CBTC Buyer an aggregate number of CBTC Membership Interests equal to the number of units representing CBTC Membership Interests issued to CBTC Buyer in exchange for its capital contribution, which units representing CBTC Membership Interests shall be redeemed from the members of CBTC ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of Sixty Six Million Dollars ($66,000,000). Any fractional units representing CBTC Membership Interests resulting from such redemption shall be rounded down to the nearest whole unit representing CBTC Membership Interests.

(iii) CBTC Third Purchase Option. CBTC hereby grants to CBTC Buyer the option to increase its Participating Percentage in CBTC by eleven and one-tenth percent (11.1%) (resulting in an aggregate Participating Percentage of one hundred percent (100%)) on the terms and conditions set forth in this Section 2.12(a)(iii) (the “CBTC Third Purchase Option”).

(A) The CBTC Third Purchase Option shall be exercisable by CBTC Buyer by giving notice to CBTC, with a copy to all of the other members of CBTC, on or promptly after the date thirty-six (36) months after the Initial Closing Date, but in no event later than the date thirty-eight (38) months after the Initial Closing Date.

(B) Within fifteen (15) days after exercise of the CBTC Third Purchase Option, CBTC Buyer shall make an aggregate capital contribution of Thirty Nine Million One Hundred Thousand Dollars ($39,100,000) to CBTC in exchange for the issuance by CBTC of a number of units representing CBTC Membership Interests with a Participating Percentage equal to eleven and one-tenth percent (11.1%) (determined prior to the issuance of such units representing CBTC Membership Interests).

(C) Immediately following the receipt of the capital contribution from CBTC Buyer, CBTC shall redeem from the members of CBTC other than CBTC Buyer all of their remaining units representing CBTC Membership Interests in exchange for an aggregate payment of Thirty Nine Million One Hundred Thousand Dollars ($39,100,000).

(b) Amended and Restated Holding Company Operating Agreement of CBTC PA:

(i) CBTC PA First Purchase Option. CBTC PA hereby grants to CBTC PA Buyer the option to increase its Participating Percentage in CBTC PA by eighteen percent (18%) (resulting in an aggregate Participating Percentage of eighty-five (85%)) on the terms and conditions set forth in this Section 2.12(b)(i) (the “CBTC PA First Purchase Option”).

(A) The CBTC PA First Purchase Option shall be exercisable by CBTC PA Buyer by giving notice to CBTC PA, with a copy to all of the other members of CBTC PA, on or promptly after the date twelve (12) months after the Initial Closing Date, but in no event later than August 18, 2014. The Buyer Parties hereby agree that, in the event CBTC PA Buyer exercises the CBTC PA First Purchase Option, CBTC PA shall be required to exercise the CBTC 6 Purchase Option in accordance with Section 2.17 of the Agreement.

(B) Within fifteen (15) days after exercise of the CBTC PA First Purchase Option, (A), Campus shall make an aggregate capital contribution of Twenty Four Million Nine Hundred Thousand Dollars ($24,900,000) to CBTC PA in exchange for the issuance by CBTC PA of a number of units representing CBTC PA Membership Interests with a Participating Percentage equal to eighteen percent (18%) (determined prior to the issuance of such units representing CBTC PA Membership Interests).

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(C) Immediately following the receipt of the capital contribution from CBTC PA Buyer, CBTC PA shall redeem from the members of CBTC PA other than CBTC PA Buyer an aggregate number of units representing CBTC PA Membership Interests equal to the number of CBTC PA Membership Interests issued to CBTC PA Buyer in exchange for its capital contribution, which CBTC PA Membership Interests shall be redeemed from the members of CBTC PA ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of Twenty Four Million Nine Hundred Thousand Dollars ($24,900,000). Any fractional units representing CBTC PA Membership Interests resulting from such redemption shall be rounded down to the nearest whole unit representing CBTC PA Membership Interests.

(D) Concurrently with the exercise of the CBTC PA First Purchase Option, CBTC PA Buyer shall, at the option of the Managers of CBTC PA, contribute to escrow a cash amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000) for the repayment of property-level indebtedness of CBTC PA’s Subsidiaries that matures in 2014

(ii) CBTC PA Second Purchase Option. CBTC PA hereby grants to CBTC PA Buyer the option to increase its Participating Percentage in CBTC PA by three and nine-tenths percent (3.9%) (resulting in an aggregate Participating Percentage of eighty-eight and nine-tenths percent (88.9%)) on the terms and conditions set forth in this Section 2.12(b)(ii) (the “CBTC PA Second Purchase Option”).

(A) The CBTC PA Second Purchase Option shall be exercisable by CBTC PA Buyer by giving notice to CBTC PA, with a copy to all of the other members of CBTC PA, on or promptly after the date twenty-four (24) months after the Initial Closing Date, but in no event later than the date twenty-six (26) months after the Initial Closing Date.

(B) Within fifteen (15) days after exercise of the CBTC PA Second Purchase Option, CBTC PA Buyer shall make an aggregate capital contribution of Twenty Four Million Dollars ($24,000,000) to CBTC PA in exchange for the issuance by CBTC PA of a number of units representing CBTC PA Membership Interests with a Participating Percentage equal to three and nine-tenths percent (3.9%) (determined prior to the issuance of such units representing CBTC PA Membership Interests).

(C) Immediately following the receipt of the capital contribution from CBTC PA Buyer, CBTC PA shall redeem from the members of CBTC PA other than CBTC PA Buyer an aggregate number of units representing CBTC PA Membership Interests equal to the number of CBTC PA Membership Interests issued to CBTC PA Buyer in exchange for its capital contribution, which units representing CBTC PA Membership Interests shall be redeemed from the members of CBTC PA ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of Twenty Four Million Dollars ($24,000,000). Any fractional units representing CBTC PA Membership Interests resulting from such redemption shall be rounded down to the nearest whole unit representing CBTC PA Membership Interests.

(D) Concurrently with the exercise of the CBTC PA Second Purchase Option, CBTC PA Buyer shall, at the option of the Managers of CBTC PA, contribute to escrow a cash amount equal to Nineteen Million Dollars ($19,000,000) for the repayment of property-level indebtedness of CBTC PA’s Subsidiaries that matures in 2015.

(iii) CBTC PA Third Purchase Option. CBTC PA hereby grants to CBTC PA Buyer the option to increase its Participating Percentage in CBTC PA by eleven and one-tenth percent (11.1%) (resulting in an aggregate Participating Percentage of 100%) on the terms and conditions set forth in this Section 2.12(b)(iii) (the “CBTC PA Third Purchase Option”).

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(A) The CBTC PA Third Purchase Option shall be exercisable by CBTC PA Buyer by giving notice to CBTC PA, with a copy to all of the other members of CBTC PA, on or promptly after the date thirty-six (36) months after the Initial Closing Date, but in no event later than the date thirty-eight (38) months after the Initial Closing Date.

(B) Within fifteen (15) days after exercise of the CBTC PA Third Purchase Option, CBTC PA Buyer shall make an aggregate capital contribution of Fourteen Million Three Hundred Thousand Dollars ($14,300,000) to CBTC PA in exchange for the issuance by CBTC PA Buyer of a number of units representing CBTC PA Membership Interests with a Participating Percentage equal to eleven and one-tenth percent (11.1%) (determined prior to the issuance of such units representing CBTC PA Membership Interests).

(C) Immediately following the receipt of the capital contribution from CBTC PA Buyer, CBTC PA shall redeem from the members of CBTC PA other than CBTC PA Buyer all of their remaining units representing CBTC PA Membership Interests in exchange for an aggregate payment of Fourteen Million Three Hundred Thousand Dollars ($14,300,000).”

Section 4. Amendment to Section 2.13. Sections 2.13(a) and 2.13(b) of the Purchase Agreement are hereby deleted in their entirety and amended to read as follows:

“2.13 Provisions Applicable if Purchase Options Not Exercised. The Parties hereby agree that each of the Amended and Restated Holding Company Operating Agreements shall contain the following provisions relating to distributions in the event any of the Purchase Options is not exercised.

(a) If CBTC Buyer does not exercise the CBTC First Purchase Option on or before August 18, 2014 and make the capital contribution required in connection therewith in accordance with Section 18.1(a), the Sellers shall transfer to CBTC Buyer a forty-eight percent (48%) interest in each of the Non-Pennsylvania Deferred Entities and CBTC Buyer shall transfer to the Sellers a nineteen percent (19%) interest in each of the Non-Pennsylvania Acquired Entities. CBTC Buyer shall no longer be entitled to any preference payment with respect to distributions from CBTC and all such distributions shall be made to the members of CBTC in accordance with their respective Participating Percentages in CBTC.  In addition, in the event of any sale of CBTC or any of its assets, proceeds from such sale shall be distributed fifty-five percent (55%) to the Sellers and forty-five percent (45%) to CBTC Buyer.  If CBTC PA Buyer does not exercise the CBTC PA First Purchase Option on or before August 18, 2014 and make the capital contribution required in connection therewith in accordance with Section 18.1(a), the Sellers shall transfer to CBTC PA Buyer a forty-eight percent (48%) interest in the Pennsylvania Deferred Entity and CBTC Buyer shall transfer to the Sellers a nineteen percent (19%) interest in each of the Pennsylvania Acquired Entities. CBTC PA Buyer shall no longer be entitled to any preference payment with respect to distributions from CBTC PA and all such distributions shall be made to the members of CBTC PA in accordance with their respective Participating Percentages in CBTC PA. In addition, in the event of any sale of CBTC PA or any of its assets, proceeds from such sale shall be distributed forty-five percent (45%) to the Sellers and fifty-five percent (55%) to CBTC PA Buyer.

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(b) If CBTC Buyer does not exercise the CBTC Second Purchase Option on or before the date twenty-six (26) months after the Closing Date and make the capital contribution required in connection therewith in accordance with Section 18.1(a), the Sellers shall transfer to CBTC Buyer a fifty-seven percent (57%) interest in each of the Non-Pennsylvania Deferred Entities and CBTC Buyer shall transfer to the Sellers a ten percent (10%) interest in each of the Non-Pennsylvania Acquired Entities. CBTC Buyer shall no longer be entitled to any preference payment with respect to distributions from CBTC and all such distributions shall be made to the members of CBTC in accordance with their respective Participating Percentages in CBTC.  In addition, in the event of any sale of CBTC or any of its assets, proceeds from such sale shall be distributed thirty percent (30%) to the Sellers and seventy percent (70%) to CBTC Buyer.  If CBTC PA Buyer does not exercise the CBTC PA Second Purchase Option on or before the date twenty-six (26) months after the Closing Date and make the capital contribution required in connection therewith in accordance with Section 18.1(a), the Sellers shall transfer to CBTC PA Buyer a fifty-seven percent (57%) interest in the Pennsylvania Deferred Entity and CBTC Buyer shall transfer to the Sellers a ten percent (10%) interest in each of the Pennsylvania Acquired Entities. CBTC PA Buyer shall no longer be entitled to any preference payment with respect to distributions from CBTC PA and all such distributions shall be made to the members of CBTC PA in accordance with their respective Participating Percentages in CBTC PA. In addition, in the event of any sale of CBTC PA or any of its assets, proceeds from such sale shall be distributed thirty percent (30%) to the Sellers and seventy percent (70%) to CBTC PA Buyer.

Section 5. Amendment of Section 9.1(b). Section 9.1(b) of the Purchase Agreement is hereby deleted in its entirety and amended to read as follows:

“(b) by either the Buyers or the Sellers, if the Final Closing has not occurred on or before September 30, 2014 (the “Outside Date”); provided, however, that neither the Buyer Parties nor the Sellers may terminate this Agreement pursuant to this Section 9.1(b) if the Final Closing shall not have been consummated by such date by reason of the failure of such Party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement;”

Section 6. Amendment of Attachment II. The Form of Amended and Restated Holding Company Operating Agreements set forth on Attachment II to the Purchase Agreement shall be amended to incorporate the terms set forth in Exhibit C attached hereto.

Section 7. Prepayment of Promissory Notes. No later than September 30, 2013, the Sellers shall prepay the outstanding principal balance of each of the Promissory Notes in its entirety to the holder thereof together with all accrued and unpaid interest as of such date as set forth in Section 3(a)(ii) of each of the Promissory Notes. Each of the parties hereby agrees that the aggregate principal amount outstanding under the Promissory Notes is Thirty One Million Seven Hundred Thousand Dollars ($31,700,000).

Section 8. Consulting Agreements. On the Amendment Effective Date, the applicable parties shall execute the Consulting Agreements, substantially in the form of Attachment III to the Purchase Agreement.

Section 9. Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Purchase Agreement shall remain in full force and effect without any other amendments or modifications.

Section 10. Facsimile Signature; Counterparts. Facsimile or electronic transmission in portable document format of any signed original document or retransmission of any signed facsimile or electronic transmission in portable document format will be deemed the same as delivery of an original. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute but one and the same agreement. Until and unless each party to this Amendment has received a counterpart hereof signed by the other parties to this Amendment, this Amendment shall have no effect and no party to this Amendment shall have any obligation or right hereunder (whether by virtue of any other oral or written agreement or other communication).

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Section 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first above written.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Name:	Donald L. Bobbitt, Jr.
Title:	Chief Financial Officer

CB-CAMPUS CREST, LLC
By:	Campus Crest Properties, LLC, its manager

By:	/s/ Donald L. Bobbitt, Jr.
Name:	Donald L. Bobbitt, Jr.
Title:	Manager

CB-CAMPUS CREST PA, LLC
By:	Campus Crest Properties, LLC, its manager

By:	/s/ Donald L. Bobbitt, Jr.
Name:	Donald L. Bobbitt, Jr.
Title:	Manager

COPPER BEECH TOWNHOMES COMMUNITIES, LLC
By:	CB-Campus Crest, LLC, its manager
By:	Campus Crest Properties, LLC, its manager

By:	/s/ Donald L. Bobbitt, Jr.
Name:	Donald L. Bobbitt, Jr.
Title:	Manager

COPPER BEECH TOWNHOMES COMMUNITIES (PA) LLC
By:	CB-Campus Crest PA, LLC, its manager
By:	Campus Crest Properties, LLC, its manager

By:	/s/ Donald L. Bobbitt, Jr.
Name:	Donald L. Bobbitt, Jr.
Title:	Manager

[Signature page to Amendment to Purchase and Sale Agreement]

SELLERS:

MCWHIRTER FAMILY LIMITED PARTNERSHIP

By:	/s/ John R. McWhirter
Name:	John R. McWhirter
Title:	General Partner

By:	/s/ Jeanette D. McWhirter
Name:	Jeanette D. McWhirter
Title:	General Partner

*
John R. McWhirter

*
Jeanette D. McWhirter

*
John W. McWhirter

*
Jodi McWhirter

*
Thomas D. Simco

*
Betty Simco

*
Mark McWhirter

*
Debbie McWhirter

*
Andy McWhirter

[Signature page to Amendment to Purchase and Sale Agreement]

*
Mary James

*
Eric Heiser

*
Rebecca Heiser

*
Brian McWhirter

*
Susan McWhirter

*
Robert Heiser

*
Judy Heiser

*
Gail McWhirter

*
Peter Tombros

*
Ann Tombros

*
Frederick Brenner

*
Robert Oldford

*
Patricia Oldford

[Signature page to Amendment to Purchase and Sale Agreement]

*
Chris Summers

*
Maria Summers

*
Thomas Foley

*
Eric Porter

*
Molly Shoemaker

* Signed by attorney-in-fact pursuant to Section 9.4 of that certain Purchase and Sale Agreement, dated February 26, 2013, by and among CB-Campus Crest, LLC, a Delaware limited liability company, CB-Campus Crest PA, LLC, a Delaware limited liability company, Campus Crest Communities, Inc., a Maryland corporation, Copper Beech Townhome Communities, LLC, a Delaware limited liability company (“CBTC”), Copper Beech Townhome Communities (PA), LLC, a Delaware limited liability company (together with CBTC, the “Acquired Companies”), and the members of the Acquired Companies listed on the signature page thereto under the heading “Sellers.”

By:	/s/ John R. McWhirter
Name:	John R. McWhirter
Title:	Attorney-in-Fact

[Signature page to Amendment to Purchase and Sale Agreement]

Exhibit A

Consent and Acknowledgement Agreements

1.	Consent Agreement, dated July 19, 2013, by and between U.S. Bank National Association, in its capacity as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24 and Copper Beech Townhomes, LLC.

2.	Consent to Membership Interest Transfer Agreement, dated as of July 17, 2013, by and among Copper Beech Townhomes II, LLC, Copper Beech Townhome Communities (PA), LLC, John R. McWhirter and Jeanette D. McWhirter, Campus Crest Communities, Inc., and U.S. Bank National Association, as trustee for the registered holders of GS Mortgage Securities Corporation II, Multifamily Mortgage Pass-Through Certificates, Series 2010-K5.

3.	Consent to Membership Interest Transfer Agreement, dated as of July 17, 2013, by and among Copper Beech Townhome Communities Three, LLC, Copper Beech Townhome Communities (PA), LLC, John R. McWhirter, Campus Crest Communities, Inc., and Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.

4.	Consent Agreement, dated as of July 11, 2013, by and among Copper Beech Townhome Communities Four, LLC, John R. McWhirter, Campus Crest Communities, Inc., and Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4.

5.	Consent to Membership Interest Transfer Agreement, dated as of July 17, 2013, by and among Copper Beech Townhome Communities Seven, LLC, Copper Beech Townhome Communities, LLC, John R. McWhirter, Campus Crest Communities, Inc., and U.S. Bank National Association, as Trustee for the registered holders of CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4.

6.	Consent Agreement, executed as of July 19, 2013, by and between U.S. Bank National Association, as Trustee for the registered holders of CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-CD1, and Copper Beech Townhome Communities Ten, LLC.

7.	Consent and Acknowledgment Agreement, entered into as of August 2, 2013, by and among U.S. Bank National Association, as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17, Copper Beech Townhome Communities Eleven, LLC, John R. McWhirter, Jeanette D. McWhirter, and Campus Crest Communities, Inc.

8.	Consent and Acknowledgment Agreement, entered into as of August 16, 2013, by and among U.S. Bank National Association, in its capacity as trustee, successor-in-interest to Bank of America, N.A., in its capacity as trustee, successor to Wells Fargo Bank, N.A., as trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8, Copper Beech Townhome Communities Twelve, LLC, John R. McWhirter, and Campus Crest Communities, Inc.

9.	Consent and Acknowledgment Agreement, entered into as of August 8, 2013, by and among U.S. Bank National Association, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ8, Copper Beech Townhome Communities Thirteen, LLC, John R. McWhirter, Campus Crest Communities Operating Partnership, LP, and Campus Crest Communities, Inc.

10.	Consent to Membership Interest Transfer Agreement, entered into as of August 9, 2013, by and among Copper Beech Townhome Communities Fifteen, LLC, Copper Beech Townhome Communities, LLC, John R. McWhirter, Jeanette D. McWhirter, Campus Crest Communities, Inc., and U.S. Bank National Association, as trustee, as successor in interest to Bank of America National Association, successor by merger to LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5.

11.	Consent and Acknowledgment Agreement, entered into as of August 16, 2013, by and among U.S. Bank National Association, in its capacity as trustee, successor-in-interest to Bank of America, N.A., in its capacity as trustee, successor to Wells Fargo Bank, N.A., as trustee, for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8, Copper Beech Townhome Communities Sixteen, LLC, John R. McWhirter, and Campus Crest Communities, Inc.

12.	Consent and Acknowledgment Agreement, entered into as of August 16, 2013, by and among U.S. Bank National Association, in its capacity as trustee, successor-in-interest to Bank of America, N.A., in its capacity as trustee, successor to Wells Fargo Bank, N.A., as trustee, for the Registered Holders of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2006-GG8, Copper Beech Townhome Communities Twenty, LLC, John R. McWhirter, and Campus Crest Communities, Inc.

13.	Consent Agreement, executed as of July 19, 2013, by and between U.S. Bank National Association, as Trustee for the registered holders of CD 2007-CD5 Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, and Copper Beech Townhome Communities Twenty One, LLC.

14.	Consent Agreement, executed as of August 6, 2013, by and between Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7, and Copper Beech Townhome Communities Twenty Three, LLC.

15.	Consent Agreement, executed as of August 16, 2013, by and between Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7, and Copper Beech Townhome Communities Twenty Four, LLC.

16.	Consent Agreement, executed as of August 6, 2013, by and between Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7, and Copper Beech Townhome Communities Twenty Five, LLC.

17.	Consent and Acknowledgment Agreement, entered into as of September 5, 2013, by and among Deutsche Bank National Trust Company, as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2011-GC5, Copper Beech Townhome Communities IUP Buy SPE, LLC, Copper Beech Townhome Communities Twenty Six SPE, LLC, Copper Beech Townhome Communities Twenty Eight SPE, LLC, Copper Beech Townhome Communities Twenty Nine SPE, LLC, John R. McWhirter, Jeanette D. McWhirter, and Campus Crest Communities, Inc.

18.	Consent and Acknowledgment Agreement, entered into as of August 8, 2013, by and among Deutsche Bank National Trust Company, in its capacity as Trustee for the Registered Holders of Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2010-C1, Copper Beech Townhome Communities Twenty Seven, LLC, John R. McWhirter, Jeanette D. McWhirter, and Campus Crest Communities, Inc.

19.	Consent and Acknowledgment Agreement, entered into as of August 16, 2013, by and among U.S. Bank National Association, as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Multifamily Mortgage Pass-Through Certificates, Series 2010-K9, Copper Beech Townhome Communities Thirty SPE, LLC, John R. McWhirter, Jeanette D. McWhirter, and Campus Crest Communities, Inc.

20.	Consent and Acknowledgment Agreement, entered into as of August 16, 2013, by and among U.S. Bank National Association, as Trustee for the Registered Holders of Banc of America Merrill Lynch Commercial Mortgage, Inc., Multifamily Mortgage Pass-Through Certificates, Series 2010-K9, Copper Beech Townhome Communities Thirty Two, LLC, John R. McWhirter, Jeanette D. McWhirter, and Campus Crest Communities, Inc.

21.	Consent and Acknowledgment Agreement, entered into as of August 2, 2013, by and among U.S. Bank National Association, as Trustee for the Registered Holders of Deutsche Mortgage & Asset Receiving Corporation, Multifamily Mortgage Pass-Through Certificates, Series 2011-K11, Copper Beech Townhome Communities One, LP, John R. McWhirter, Jeanette D. McWhirter and Campus Crest Communities, Inc.

Exhibit B-3

Non-Pennsylvania Transferred Entities

Copper Beech Townhome Communities Twenty One, LLC

Copper Beech Townhome Communities Twenty Three, LLC

Copper Beech Townhome Communities Twenty Seven, LLC

Copper Beech Townhome Communities Thirty Three, LLC

Exhibit B-4A

Non-Pennsylvania Copper Beech Entities

McWhirter Liberty Square, LLC

Copper Beech Townhome Communities Seven, LLC

Copper Beech Townhome Communities Eight, LLC

Copper Beech Townhome Communities Eleven, LLC

Copper Beech Townhome Communities Twelve, LLC

Copper Beech Townhome Communities Thirteen, LLC

Copper Beech Townhome Communities Fourteen, LLC

Copper Beech Townhome Communities Fifteen, LLC

Copper Beech Townhome Communities Sixteen, LLC

Copper Beech Townhome Communities Seventeen, LLC

Copper Beech Townhome Communities Twenty, LLC

Copper Beech Townhome Communities Twenty Two, LLC

Copper Beech Townhome Communities Twenty Four, LLC

Copper Beech Townhome Communities Twenty Five, LLC

Copper Beech Townhome Communities Twenty Six, LLC

Copper Beech Townhome Communities Twenty Eight, LLC

Copper Beech Townhome Communities Twenty Nine, LLC

Copper Beech Townhome Communities Thirty, LLC

Copper Beech Townhome Communities Thirty One, LLC

Copper Beech Townhome Communities Thirty Two, LLC

Copper Beech Townhome Communities Thirty Five, LLC

Exhibit B-4B

Pennsylvania Copper Beech Entities

Copper Beech Townhomes, LLC

Copper Beech Townhomes II, LLC

Copper Beech Townhome Communities One, LP

Copper Beech Townhome Communities Three, LLC

Copper Beech Townhome Communities IUP Buy SPE Management, LLC

Copper Beech Townhome Communities Four, LLC

Copper Beech Townhome Communities Nine, LLC

Copper Beech Townhome Communities Ten, LLC

Copper Beech Townhome Communities Nineteen, LLC

Exhibit B-5

Non-Pennsylvania Deferred Entities

Copper Beech Townhome Communities Twenty One, LLC

Copper Beech Townhome Communities Twenty Three, LLC

Copper Beech Townhome Communities Twenty Seven, LLC

Copper Beech Townhome Communities Thirty Three, LLC

Copper Beech Townhome Communities Thirty Six, LLC

Copper Beech Townhome Communities Thirty Eight, LLC

Pennsylvania Deferred Entity

Copper Beech Townhome Communities Six, LLC

Exhibit C

Form of Amended and Restated Holding Company Operating Agreements

The Form of Amended and Restated Operating Agreement for Copper Beech Townhome Communities, LLC shall be amended to incorporate the following terms:

1.	The definition of “Distribution Percentage” set forth in Section 2.1 shall be deleted in its entirety and amended to read as follows:

“Distribution Percentage means (1) prior to the First Option Payment Date, each Member’s Participating Percentage, (2) from and after the First Option Payment Date until the Second Option Payment Date, 100% with respect to Campus Crest and 0% with respect to the Members, (3) from and after the Second Option Payment Date, 100% with respect to Campus Crest and 0% with respect to the Members other than Campus Crest, and (4) from and after the Third Option Payment Date, 100% with respect to Campus Crest. Notwithstanding the foregoing, in the event that Campus Crest fails to exercise any of the First Purchase Option, the Second Purchase Option or Third Purchase Option, then each Member’s Distribution Percentage shall be equal to such Member’s then applicable Participating Percentage.”

2.	Section 4.1(b) shall be deleted in its entirety and amended to read as follows:

“(b) Notwithstanding the forgoing, from and after September 30, 2014, Campus Crest shall be entitled to designate the Senior Chief Executive Officer who shall automatically and without requirement for further action by the Members succeed to such position. Subject to the following sentence, any designation of the Senior Chief Executive Officer by Campus Crest shall in no way affect the position of John R. McWhirter as Manager. At such time as Campus Crest holds a 100.0% Participating Percentage in the Company, the Campus Crest designee shall be the sole Manager”

3.	Section 18.1 shall be deleted in its entirety and amended to read as follows:

“Section 18.1 Purchase Options.

(a) First Purchase Option. The Company hereby grants to Campus Crest the option to increase its Participating Percentage in the Company by 18% (resulting in an aggregate Participating Percentage of 85%) on the terms and conditions set forth in this Section 18.1(a) (the “First Purchase Option”).

(i) The First Purchase Option shall be exercisable by Campus Crest by giving notice to the Company, with a copy to all of the other Members, on or promptly after the date twelve (12) months after the Initial Closing Date, but in no event later than August 18, 2014.

(ii) Within fifteen (15) days after exercise of the First Purchase Option, Campus Crest shall make an aggregate capital contribution of $68,600,000 to the Company in exchange for the issuance by the Company of a number of Units with a Participating Percentage equal to 18% (determined prior to the issuance of such Units).

(iii) Immediately following the receipt of the capital contribution from Campus Crest, the Company shall redeem from the Members other than Campus Crest an aggregate number of Units equal to the number of Units issued to Campus Crest in exchange for its capital contribution, which Units shall be redeemed from the Members ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of $68,600,000. Any fractional Units result from such redemption shall be rounded down to the nearest whole Unit.

(iv) Concurrently with the exercise of the First Purchase Option, Campus Crest shall, at the option of the Managers, contribute to escrow a cash amount equal to $14,500,000 for the repayment of property-level indebtedness of the Company’s Subsidiaries that matures in 2014.

(b) Second Purchase Option. The Company hereby grants to Campus Crest the option to increase its Participating Percentage in the Company by 3.9% (resulting in an aggregate Participating Percentage of 88.9%) on the terms and conditions set forth in this Section 18.1(b) (the “Second Purchase Option”).

(i) The Second Purchase Option shall be exercisable by Campus Crest by giving notice to the Company, with a copy to all of the other Members, on or promptly after the date twenty-four (24) months after the Initial Closing Date, but in no event later than the date twenty-six (26) months after the Initial Closing Date. The Second Purchase Option shall not be exercisable if Campus Crest has failed to exercise the First Purchase Option.

(ii) Within fifteen (15) days after exercise of the Second Purchase Option, Campus Crest shall make an aggregate capital contribution of $66,000,000 to the Company in exchange for the issuance by the Company of a number of Units with a Participating Percentage equal to 3.9% (determined prior to the issuance of such Units).

(iii) Immediately following the receipt of the capital contribution from Campus Crest, the Company shall redeem from the Members other than Campus Crest an aggregate number of Units equal to the number of Units issued to Campus Crest in exchange for its capital contribution, which Units shall be redeemed from the Members ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of $66,000,000. Any fractional Units result from such redemption shall be rounded down to the nearest whole Unit.

(c) Third Purchase Option. The Company hereby grants to Campus Crest the option to increase its Participating Percentage in the Company by 11.1% (resulting in an aggregate Participating Percentage of 100%) on the terms and conditions set forth in this Section 18.1(c) (the “Third Purchase Option”).

(i) The Third Purchase Option shall be exercisable by Campus Crest by giving notice to the Company, with a copy to all of the other Members, on or promptly after the date thirty-six (36) months after the Initial Closing Date, but in no event later than the date thirty-eight (38) months after the Initial Closing Date. The Third Purchase Option shall not be exercisable if Campus Crest has failed to exercise either the First Purchase Option or the Second Purchase Option.

(ii) Within fifteen (15) days after exercise of the Third Purchase Option, Campus Crest shall make an aggregate capital contribution of $39,100,000 to the Company in exchange for the issuance by the Company of a number of Units with a Participating Percentage equal to 11.1% (determined prior to the issuance of such Units).

(iii) Immediately following the receipt of the capital contribution from Campus Crest, the Company shall redeem from the Members other than Campus Crest all of their remaining Units in exchange for an aggregate payment of $39,100,000.

(d) The Company and the Members shall, to the maximum extent permitted by U.S. federal income tax law, treat an exercise by Campus Crest of the First Purchase Option or Second Purchase Option, for U.S. federal income tax purposes, as a purchase and taxable sale by the other Members to Campus Crest of interests in the Company; provided, however, that the portion of the Members’ interests in the Company treated as being sold by the Members to Campus Crest in connection with the exercise of such option shall not be less than that portion which corresponds to those Units redeemed for cash pursuant to Section 18.1(a)(iii) and Section 18.1(b)(iii), as relevant. The Company and the Members shall treat the exercise by Campus Crest of the Third Purchase Option, for U.S. federal income tax purposes, as a transaction described in Revenue Ruling 99-6 (Situation 2).”

The Form of Amended and Restated Operating Agreement for Copper Beech Townhome Communities (PA), LLC shall be amended to incorporate the following terms:

1.	Section 4.1(b) shall be deleted in its entirety and amended to read as follows:

“(b) Notwithstanding the forgoing, from and after September 30, 2014, Campus Crest shall be entitled to designate the Senior Chief Executive Officer who shall automatically and without requirement for further action by the Members succeed to such position. Subject to the following sentence, any designation of the Senior Chief Executive Officer by Campus Crest shall in no way affect the position of John R. McWhirter as Manager. At such time as Campus Crest holds a 100.0% Participating Percentage in the Company, the Campus Crest designee shall be the sole Manager”

2.	Section 18.1 shall be deleted in its entirety and amended to read as follows:

“Section 18.1 Purchase Options.

(a) First Purchase Option. The Company hereby grants to Campus Crest the option to increase its Participating Percentage in the Company by 20.2% (resulting in an aggregate Participating Percentage of 95.6%) on the terms and conditions set forth in this Section 18.1(a) (the “First Purchase Option”).

(i) The First Purchase Option shall be exercisable by Campus Crest by giving notice to the Company, with a copy to all of the other Members, on or promptly after the date twelve (12) months after the Initial Closing Date, but in no event later than August 18, 2014.

(ii) Within fifteen (15) days after exercise of the First Purchase Option, Campus Crest shall make an aggregate capital contribution of $24,900,000 to the Company in exchange for the issuance by the Company of a number of Units with a Participating Percentage equal to 20.2% (determined prior to the issuance of such Units).

(iii) Immediately following the receipt of the capital contribution from Campus Crest, the Company shall redeem from the Members other than Campus Crest an aggregate number of Units equal to the number of Units issued to Campus Crest in exchange for its capital contribution, which Units shall be redeemed from the Members ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of $24,900,000. Any fractional Units result from such redemption shall be rounded down to the nearest whole Unit.

(iv) Concurrently with the exercise of the First Purchase Option, Campus Crest shall, at the option of the Managers, contribute to escrow a cash amount equal to $6,500,000) for the repayment of property-level indebtedness of the Company’s Subsidiaries that matures in 2014.

(b) Second Purchase Option. The Company hereby grants to Campus Crest the option to increase its Participating Percentage in the Company by 4.4% (resulting in an aggregate Participating Percentage of 100%) on the terms and conditions set forth in this Section 18.1(b) (the “Second Purchase Option”).

(i) The Second Purchase Option shall be exercisable by Campus Crest by giving notice to the Company, with a copy to all of the other Members, on or promptly after the date twenty-four (24) months after the Initial Closing Date, but in no event later than the date twenty-six (26) months after the Initial Closing Date. The Second Purchase Option shall not be exercisable if Campus Crest has failed to exercise the First Purchase Option.

(ii) Within fifteen (15) days after exercise of the Second Purchase Option, Campus Crest shall make an aggregate capital contribution of $24,000,000 to the Company in exchange for the issuance by the Company of a number of Units with a Participating Percentage equal to 4.4% (determined prior to the issuance of such Units).

(iii) Immediately following the receipt of the capital contribution from Campus Crest, the Company shall redeem from the Members other than Campus Crest an aggregate number of Units equal to the number of Units issued to Campus Crest in exchange for its capital contribution, which Units shall be redeemed from the Members ratably in accordance with their respective Participating Percentages, in exchange for an aggregate payment of $24,000,000. Any fractional Units result from such redemption shall be rounded down to the nearest whole Unit.

(iv) Concurrently with the exercise of the First Purchase Option, Campus Crest shall, at the option of the Managers, contribute to escrow a cash amount equal to $19,000,000 for the repayment of property-level indebtedness of the Company’s Subsidiaries that matures in 2015.

(c) The Company and the Members shall, to the maximum extent permitted by U.S. federal income tax law, treat an exercise by Campus Crest of the First Purchase Option or Second Purchase Option, for U.S. federal income tax purposes, as a purchase and taxable sale by the other Members to Campus Crest of interests in the Company; provided, however, that the portion of the Members’ interests in the Company treated as being sold by the Members to Campus Crest in connection with the exercise of such option shall not be less than that portion which corresponds to those Units redeemed for cash pursuant to Section 18.1(a)(iii) and Section 18.1(b)(iii), as relevant. The Company and the Members shall treat the exercise by Campus Crest of the Third Purchase Option, for U.S. federal income tax purposes, as a transaction described in Revenue Ruling 99-6 (Situation 2).”